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                                                               10-K EXHIBIT 23.1

                      [Letterhead of Arthur Andersen LLP]

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTS

To the Stockholders and Board of Directors of True North Communications Inc.:

As independent public accountants, we hereby consent to the incorporation by reference of our reports in this Form 10-K into the Company's previously filed Registration Statements on Form S-8 (File No.'s 33-15126, 33-41128, 33-41129, 33-54273, 33-54279, 333-41189, 333-80239, 333-80217, 333-76225 and 333-52989),
Form S-4 (File 333-58707) and Form S-3 (File No.'s 333-68485, 333-73301,
333-57495, 333-73303, 333-82403) and all previously filed Registration Statements on Form S-8 and Form S-3.

Arthur Andersen LLP

Chicago, Illinois
March 30, 2000